Exhibit 23.3

www.trianglelegal.com.sg

	Writer	:	Nico Lee
Joyce Soh

10 July 2026	Email	:	nico@trianglelegal.com.sg
joyce@trianglelegal.com.sg

YY GROUP HOLDINGS LIMITED	Our Ref	:	2025-00225-NL
60 Paya Lebar Road	Your Ref	:
Paya Lebar Square
#09-13
Singapore 409051

BY EMAIL ONLY
jason.phua@yygroupholding.com
mike@YYGroupHolding.com

Attention: Board of Directors

Dear Sirs,

YY GROUP HOLDING LIMITED – FORM F-3

1.	All capitalised terms used in this letter shall have the same meanings as defined in the Form F-3.

2.	We, Triangle Legal LLC, have acted as legal advisers as to the laws of Singapore to YY Group Holding Limited, a company incorporated under the laws of the British Virgin Islands with company number 2118556 (the "Company").

3.	We hereby consent to the inclusion of references to our firm in the Company's Registration Statement on Form F-3, together with the documents incorporated therein by reference, as amended or supplemented from time to time (the "Registration Statement"), which is proposed to be filed with the United States Securities and Exchange Commission (the "SEC"). We further consent to the filing of this consent letter as an exhibit to the Registration Statement.

Yours faithfully,

/s/ TRIANGLE LEGAL LLC

TRIANGLE LEGAL LLC

TRIANGLE LEGAL LLC

(UEN No.: 202519903R)

1 North Bridge Road High Street Centre #12-07 Singapore 179094

T: +65 92473935

Triangle Legal LLC is a law corporation with limited liability